UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2013

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 23, 2013, Lion Oil Company and Lion Oil Trading & Transportation, LLC (collectively “Lion Oil”), each a wholly-owned subsidiary of Delek US Holdings, Inc. (the “Company”), executed an Amended and Restated Master Supply and Offtake Agreement (the “Amended S&O Agreement”) with J. Aron & Company (“J. Aron”). The Amended S&O Agreement expires on April 30, 2017 and amends and restates the Master Supply and Offtake Agreement between the parties dated April 29, 2011 which would have expired on April 29, 2014.

Throughout the term of the Amended S&O Agreement, Lion Oil and J. Aron will identify mutually acceptable contracts for the purchase of crude oil from third parties and J. Aron will supply crude oil to the Company’s refinery in El Dorado, Arkansas. Lion Oil will purchase the crude oil from J. Aron on a daily basis at an estimated average monthly market price. Additionally, J. Aron will purchase all refined products produced by the El Dorado refinery on a daily basis at an estimated market price. The daily purchases and sales of crude oil and refined products will be reconciled on a monthly basis to actual average monthly prices. Further, pursuant to the Amended S&O Agreement and other related agreements, Lion Oil will endeavor to arrange for potential sales by either Lion Oil or J. Aron to third parties of refined products produced at the El Dorado refinery or purchased from other third parties. In instances where Lion Oil is the seller to such third parties, J. Aron will first transfer the applicable refined products to Lion Oil. Each month, J. Aron will set target inventory levels for each refined product type, subject to pre-agreed minimum and maximum inventory levels.

Upon any termination of the Amended S&O Agreement, including in connection with a force majeure event, the parties are required to negotiate with third parties for the assignment to Lion Oil of certain contracts, commitments and arrangements, including procurement contracts, commitments for the sale of refined products, and pipeline, terminalling, storage and shipping arrangements. Upon the expiration or termination of the Amended S&O Agreement, Lion Oil will be required to repurchase the consigned crude oil and refined products from J. Aron at then-prevailing market prices.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Gabriel Last and Asaf Bartfeld, two of the Company’s directors, have each notified the Company of his resignation from the Company’s Board of Directors effective December 31, 2013. Neither resignation is due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On December 30, 2013 the Company issued a press release announcing the resignations which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release of Delek US Holdings, Inc. issued on December 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2013	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press release of Delek US Holdings, Inc. issued on December 30, 2013.